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                                                                   EXHIBIT 99(A)

                  [LETTERHEAD OF BT ALEX. BROWN INCORPORATED]

                                 November 12, 1997

The Board of Directors
HPR Inc.
245 First Street
Cambridge, Massachusetts 02142

Members of the Board:

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of HPR Inc. ("HPR") as Appendix B to the Proxy Statement/Prospectus of HPR and HBO & Company ("HBOC") relating to the proposed merger transaction involving HPR and HBOC. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                By:       /s/ BT ALEX. BROWN INCORPORATED
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                                            BT ALEX. BROWN INCORPORATED